UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
May 9, 2005

PETROQUEST ENERGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	72-1440714
(State of Incorporation)	(I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000
Lafayette, Louisiana	70508
(Address of Principal Executive Offices)	(Zip Code)

Commission File Number: 0-019020

Registrant’s telephone number, including area code: (337) 232-7028

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
SIGNATURE

Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

LAFAYETTE, LA – May 9, 2005 — PetroQuest Energy, Inc. (NASDAQ: PQUE) announced today net income for the quarter ended March 31, 2005 of $4,187,000 or $0.09 per share, compared to first quarter 2004 net income of $3,172,000 or $0.07 per share. Net cash flow provided by operating activities totaled $11,439,000 and $10,454,000 during the first quarters of 2005 and 2004, respectively. Net cash flow provided by operating activities before working capital changes for the first quarter of 2005 was $15,512,000, as compared to $13,470,000 for the comparable 2004 period. See the attached schedule for a reconciliation of net cash flow provided by operating activities to net cash flow provided by operating activities before working capital changes.

Oil and gas sales during the first quarter of 2005 increased 20% to $21,672,000 as compared to $18,133,000 in the first quarter of 2004. Production for the first quarter of 2005 was 3% higher than production for the comparable period of 2004. Stated on an Mcfe basis, unit prices received during the first quarter were 16% higher than the prices received during the comparable 2004 period.

Lease operating expenses for the first quarter of 2005 were $1.16 per Mcfe as compared to $0.84 per Mcfe in the first quarter of 2004. In addition, depreciation, depletion and amortization on oil and gas properties for the first quarter of 2005 was essentially unchanged from the first quarter of 2004.

The following table sets forth certain information with respect to the oil and gas operations of the Company for the three-month periods ended March 31, 2005 and 2004:

	Three Months Ended
	March 31,
	2005	2004
Production:
Oil (Bbls)	181,399	178,479
Gas (Mcf)	2,249,113	2,161,740
Total Production (Mcfe)	3,337,507	3,232,614

Sales:
Total oil sales	$7,872,569	$5,803,603
Total gas sales	13,798,937	12,328,973

Total oil and gas sales	21,671,506	18,132,576

Average sales prices:
(Including hedges)
Oil (per Bbl)	$43.40	$32.52
Gas (per Mcf)	6.14	5.70
Per Mcfe	6.49	5.61

The following updates guidance for the second quarter of 2005:

Guidance for
Description	2nd Quarter 2005

Production volumes (MMcfe/d)	47 - 52

Percent gas	65%

Expenses:
Lease operating expenses (per Mcfe)	$1.20 - $1.30
Production taxes (per Mcfe)	$0.09 - $0.11
Depreciation, depletion and amortization (per Mcfe)	$2.50 - $2.60
General and administrative (in millions)	$1.55 - $1.65

Interest expense (in millions)	$5.5 - $6.0 (1)

Effective tax rate (all deferred)	35%

(1)	Includes a possible $3 million pre-tax, non-cash charge related to the write-off of deferred financing costs if we repay borrowings under our credit facilities as previously disclosed.

The following updates guidance for the year ended December 31, 2005:

Guidance for
Description	Full year 2005

Production volumes (MMcfe/d)	52.0 - 57.5

Percent gas	70%

Expenses:
Lease operating expenses (per Mcfe)	$1.00 - $1.10
Production taxes (per Mcfe)	$0.12 - $0.14
Depreciation, depletion and amortization (per Mcfe)	$2.50 - $2.60
General and administrative (in millions)	$6 - $7

Interest expense (in millions)	$13 - $14 (1)

Effective tax rate (all deferred)	35%

(1)	Includes a possible $3 million pre-tax, non-cash charge related to the write-off of deferred financing costs if we repay borrowings under our credit facilities as previously disclosed.

About the Company
PetroQuest Energy, Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in the Gulf Coast Basin, Texas and Oklahoma. PetroQuest trades on the Nasdaq National Market under the ticker symbol “PQUE.”

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in estimating quantities of proved oil and natural gas reserves, in prospect development and property acquisitions and in projecting future rates of production, the timing of development expenditures and drilling of wells, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the Securities and Exchange Commission. PetroQuest undertakes no duty to update or revise these forward-looking statements.

PETROQUEST ENERGY, INC.
Consolidated Statements of Income
(unaudited)
(Amounts in Thousands, Except Per Share Data)

	Three Months Ended
	March 31,
	2005	2004
Revenues:
Oil and gas sales	$21,672	$18,133
Interest and other income	71	70

	21,743	18,203

Expenses:
Lease operating expenses	3,882	2,722
Production taxes	374	444
Depreciation, depletion and amortization	8,195	7,942
General and administrative	1,689	1,294
Accretion of asset retirement obligation	200	231
Interest expense	962	681
Derivative expense	—	9

	15,302	13,323

Income from operations	6,441	4,880

Income tax expense	2,254	1,708

Net income	$4,187	$3,172

Earnings per common share:

Basic	$0.09	$0.07

Diluted	$0.09	$0.07

Weighted average number of common shares:
Basic	45,338	44,558

Diluted	47,475	45,721

PETROQUEST ENERGY, INC.
Consolidated Balance Sheets
(unaudited)
(Amounts in Thousands)

	March 31,	December 31,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$1,839	$1,529
Oil and gas revenue receivable	11,446	9,392
Joint interest billing receivable	9,708	3,655
Other current assets	1,605	1,017

Total current assets	24,598	15,593

Oil and gas properties:
Oil and gas properties, full cost method	387,322	363,756
Unevaluated oil and gas properties	17,385	16,380
Accumulated depreciation, depletion and amortization	(176,545)	(168,453)

Oil and gas properties, net	228,162	211,683

Other assets, net of accumulated depreciation and amortization of $6,532 and $5,967, respectively	3,896	4,341

Total assets	$256,656	$231,617

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable to vendors	$25,098	$24,176
Advances from co-owners	7,508	2,265
Hedging liability	8,416	4,536
Other accrued liabilities	9,967	9,045

Total current liabilities	50,989	40,022

Long-term debt	51,000	38,500
Long-term hedging liability	2,847	1,974
Asset retirement obligation	14,090	15,238

Deferred income taxes	15,197	14,606

Commitments and contingencies	—	—

Stockholders’ equity:
Common stock, $.001 par value; authorized 75,000 shares; issued and outstanding 46,270 and 44,685 shares, respectively	46	45
Paid-in capital	112,545	112,387
Accumulated other comprehensive loss	(7,321)	(4,231)
Retained earnings	17,263	13,076

Total stockholders’ equity	122,533	121,277

Total liabilities and stockholders’ equity	$256,656	$231,617

PETROQUEST ENERGY, INC.
Consolidated Statements of Cash Flows
(unaudited)
(Amounts in Thousands)

	Three Months Ended
	March 31,
	2005	2004
Cash flows from operating activities:
Net income	$4,187	$3,172
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred tax expense	2,254	1,708
Depreciation, depletion and amortization	8,195	7,942
Accretion of asset retirement obligation	200	231
Amortization of debt issuance costs	463	409
Compensation expense	213	57
Derivative mark to market	—	(49)
Changes in working capital accounts:
Accounts receivable	(2,054)	1,124
Joint interest billing receivable	(6,053)	(568)
Other assets	(625)	(221)
Accounts payable and accrued liabilities	(584)	(3,997)
Advances from co-owners	5,243	646

Net cash provided by operating activities	11,439	10,454

Cash flows from investing activities:
Investment in oil and gas properties	(23,673)	(8,313)

Net cash used in investing activities	(23,673)	(8,313)

Cash flows from financing activities:
Proceeds from exercise of options	127	64
Deferred financing costs	(83)	(234)
Proceeds from borrowings	12,500	4,000
Repayment of debt	—	(5,500)

Net cash provided by (used in) financing activities	12,544	(1,670)

Net increase in cash and cash equivalents	310	471

Cash balance and cash equivalents, beginning of period	1,529	779

Cash balance and cash equivalents, end of period	$1,839	$1,250

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$679	$379

Income taxes	$—	$—

Non-GAAP Disclosure Reconciliation
(Amounts In Thousands)

	Three Months Ended
	March 31,
	2005	2004
Net cash flow provided by operating activities	$11,439	$10,454
Changes in working capital accounts	4,073	3,016

Net cash flow provided by operating activities before working capital changes	$15,512	$13,470

Note:	Management believes that net cash flow provided by operating activities before working capital changes is relevant and useful information, which is commonly used by analysts, investors and other interested parties in the oil and gas industry as a financial indicator of an oil and gas company’s ability to generate cash used to internally fund exploration and development activities and to service debt. Net cash flow provided by operating activities before working capital changes is not a measure of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as an alternative to net cash flow provided by operating activities. In addition, since net cash flow provided by operating activities before working capital changes is not a term defined by GAAP, it might not be comparable to similarly titled measures used by other companies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROQUEST ENERGY, INC.
Date: May 9, 2005	By:	/s/ Daniel G. Fournerat
Daniel G. Fournerat
Senior Vice President, General Counsel and Secretary